UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

During the week of January 10, 2011, representatives of Zogenix, Inc. will be attending meetings with investors, analysts and others in connection with the JP Morgan Healthcare conference in San Francisco, California. During these meetings, Zogenix will present the slides attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this Current Report on Form 8-K and furnishing this information, Zogenix makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of Zogenix’s filings with the SEC and other public announcements that Zogenix makes, by press release or otherwise, from time to time. Zogenix undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Zogenix cautions you that statements included in this Current Report on Form 8-K and the attached exhibit that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding: the ability to successfully commercialize Sumavel DosePro and its continued sales growth; the ability to obtain additional marketing approvals for Sumavel DosePro in the European Union; the timing of the release of Phase IV data for Sumavel DosePro; the potential for, and timing of, an NDA submission for ZX002 and IND submissions for Zogenix’s additional product candidates; the potential for ZX002 to be the first approved oral, single-entity controlled release formulation of hydrocodone; the completion of enrollment of one of the Phase 3 clinical trials for ZX002; the timing of results for the Phase 3 clinical trials for ZX002; the potential of co-promotion discussions for ZX002; the expansion of Zogenix’s existing sales team; the potential to broaden the application of the DosePro technology; and the potential market penetration of Sumavel DosePro and ZX002. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the market potential for migraine treatments, and Zogenix’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Sumavel DosePro that could delay or prevent commercialization, or that could result in recalls or product liability claims; Zogenix’s dependence on its collaboration with Astellas Pharma US, Inc. to promote Sumavel DosePro; the ability of Zogenix to ensure adequate and continued supply of Sumavel DosePro to successfully launch commercial sales or meet anticipated market demand; the progress and timing of Zogenix’s clinical trials; the potential that earlier clinical trials may not be predictive of future results; the potential for ZX002 to receive regulatory approval on a timely basis or at all; the potential for adverse safety findings relating to ZX002 to delay or prevent regulatory approval or commercialization; the ability of Zogenix and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its products and product candidates and the ability to operate its business without infringing the intellectual property rights of others; and other risks described in Zogenix’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: January 10, 2011	By:	/S/ ANN D. RHOADS
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation